Exhibit 99.4

Unaudited Pro Forma Combined Financial Information

The following unaudited pro forma combined financial information of OptimizeRx Corporation, (“Company”) is presented to reflect the acquisition (“Acquisition”) by the Company of all the issued and outstanding shares of CareSpeak Communications, Inc. (“CareSpeak”). The Acquisition was consummated on October 17, 2018. The unaudited pro forma combined balance sheet of the Company at September 30, 2018 reflects the effects of the Acquisition as if it occurred on such date. The unaudited pro forma combined statements of operations for the nine months ended September 30, 2018 and the year ended December 31, 2017 reflect the effects of the Acquisition as if it occurred at the beginning of each period presented. The unaudited pro forma financial information is based on the historical consolidated financial statements of the Company and CareSpeak. The historical financial information of CareSpeak includes the financial information of CareSpeak Communications, Inc. and CareSpeak Communications, d.o.o. (“CareSpeak Croatia”) as CareSpeak purchased the operations of CareSpeak Croatia in September 2016; accordingly, the combined historical information of both entities are necessary to provide a fair presentation of the historical operations that have been acquired by the Company.

Such unaudited pro forma combined financial information should be read in conjunction with the historical consolidated financial statements of the Company for the year ended December 31, 2017, including the notes thereto, which were filed as part of the Company’s Form 10-K filed with the Securities and Exchange Commission on March 8, 2018, and the Company’s Quarterly Report on Form 10-Q for the nine month period ended September 30, 2018, which was filed with the Securities and Exchange Commission on November 5, 2018. Such unaudited pro forma combined financial information includes unaudited historical combined financial information of CareSpeak as of September 30, 2018 and for the nine-month period ended September 30, 2018 and year ended December 31, 2017, which have been prepared by management of CareSpeak. The unaudited pro forma combined statements of operations of the Company only include the acquisition of CareSpeak. In addition, the unaudited pro forma combined financial statements are based upon pro forma allocations of the purchase price of CareSpeak based upon the fair value of the assets and liabilities acquired in connection with the Acquisition. Management believes that all material adjustments necessary to reflect the effect of the Acquisition have been made to the unaudited pro forma combined financial information.

The unaudited pro forma combined financial information is for informational purposes only and is not necessarily indicative of the results of operations of the Company that would have occurred if the acquisition of CareSpeak had been completed on the dates indicated, nor does it purport to represent the Company’s results of operations as of any future date or for any future period.

OPTIMIZERx CORPORATION

UNAUDITED PRO FORMA COMBINED BALANCE

SEPTEMBER 30, 2018

	OptimizeRx	CareSpeak		Pro Forma		Pro Forma
	Corporation	Communications	Combined	Adjustments		Combined
ASSETS
Current Assets
Cash and cash equivalents	$13,523,002	$295,596	$13,818,598	$(5,835,561)	[a]	$7,983,037
Accounts receivable	3,791,964	134,446	3,926,410	-		3,926,410
Accounts receivable - related party	1,373,054		1,373,054	-		1,373,054
Prepaid expenses	201,320		201,320	-		201,320
Other current assets	-	83,654	83,654	-		83,654
Total Current Assets	18,889,340	513,696	19,403,036	(5,835,561)		13,567,475
Property and equipment, net	149,936	3,340	153,276	5,147	[b]	158,423
Other Assets
Patent rights, net	587,848	-	587,848	-		587,848
Web development and other intangible costs, net	128,381	-	128,381	-		128,381
Security deposit	5,049	-	5,049	-		5,049
Goodwill				3,678,513	[c]	3,678,513
Other intangible assets				4,678,000	[c]	4,678,000
Total Other Assets	721,278	-	721,278	8,356,513		9,077,791
TOTAL ASSETS	$19,760,554	$517,036	$20,277,590	$2,526,099		$22,803,689

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities
Accounts payable - trade	$165,458	$760	$166,218	$459,000	[d]	$625,218
Accrued expenses	814,530	106,387	920,917	2,365,000	[e]	3,285,917
Revenue share payable	763,084	-	763,084	-		763,084
Deferred revenue	813,316	70,988	884,304	-		884,304
Total Liabilities	2,556,388	178,135	2,734,523	2,824,000		5,558,523
						-
Stockholders’ Equity						-
Preferred stock, $0.001 par value, 10,000,000 shares authorized, no issued and outstanding at September 30, 2018	-	-	-	-		--
Common stock	11,971	-	11,971	31	[f]	12,002
Additional paid-in-capital	47,361,086	360,099	47,721,185	139,870	[g]	47,861,055
Accumulated deficit	(30,168,891)	(21,198)	(30,190,089)	(437,802)	[h]	(30,627,891)
Total Stockholders’ Equity	17,204,166	338,901	17,543,067	(297,901)		17,245,166
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$19,760,554	$517,036	$20,277,590	$2,526,099		$22,803,689

OPTIMIZERx CORPORATION

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2018

				Pro Forma		Pro Forma
	OptimizeRx	CareSpeak	Combined	Adjustments		Combined

NET REVENUE
Revenue	$9,951,743	$906,599	$10,858,342	$-		$10,858,342
Revenue - Related Party	4,675,351		4,675,351	-		4,675,351
TOTAL NET REVENUE	14,627,094	906,599	15,533,693	-		15,533,693
REVENUE SHARE EXPENSE	6,513,810	-	6,513,810	-		6,513,810
GROSS MARGIN	8,113,284	906,599	9,019,883	-		9,019,883
EXPENSES
Operating Expenses	7,807,705	707,558	8,515,263	295,183	[c], [i]	8,810,446
INCOME FROM OPERATIONS	305,579	199,040	504,619	(295,183)		209,437

OTHER INCOME
Interest income	30,679	2	30,681	-		30,681
TOTAL OTHER INCOME	30,679	2	30,681	-		30,681
INCOME BEFORE PROVISION FOR INCOME TAXES	336,258	199,042	535,300	(295,183)		240,118
PROVISION FOR INCOME TAXES	-	-	-	-		-
NET INCOME	$336,258	$199,042	$535,300	$(295,183)		$240,118
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING:
BASIC	10,840,584	1,087	-	-		10,871,222
DILUTIVE	11,766,754	1,087	-	-		11,797,392
NET INCOME PER SHARE
BASIC	$0.03	$183.11	-	-		$0.02
DILUTIVE	$0.03	-	-	-		$0.02

OPTIMIZERx CORPORATION

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2017

				Pro Forma		Pro Forma
	OptimizeRx	CareSpeak	Combined	Adjustments		Combined

NET REVENUE
Revenue	$8,431,208	$800,459	$9,231,667	$-		$9,231,667
Revenue - Related Party	3,696,214		3,696,214	-		3,696,214
TOTAL NET REVENUE	12,127,422	800,459	12,927,881	-		12,927,881
REVENUE SHARE EXPENSE	6,174,614		6,174,614	-		6,174,614
GROSS MARGIN	5,952,808	800,459	6,753,267	-		6,753,267
EXPENSES
Operating Expenses	8,082,774	755,245	8,838,019	454,217	[c]	9,292,236
INCOME (LOSS) FROM OPERATIONS	(2,129,966)	45,214	(2,084,752)	(454,217)		(2,538,969)
OTHER INCOME			-	-		-
Interest income	25,937	3	25,940	-		25,940
TOTAL OTHER INCOME	25,937	3	25,940	-		25,940
INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES	(2,104,029)	45,217	(2,058,812)	(454,217)		(2,513,029)
PROVISION FOR INCOME TAXES	-	-	-	-		-
NET INCOME (LOSS)	$(2,104,029)	$45,217	$(2,058,812)	$(454,217)		$(2,513,029)
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING: BASIC & DILUTIVE	29,459,259	1,087	-	-		29,489,897
NET INCOME (LOSS) PER SHARE BASIC AND DILUTED	$(0.07)	$41.60	-	-		$(0.09)

Notes to Pro Forma Financial Statements

Note 1 - Basis of Presentation

On October 17, 2018, OptimizeRx Corp. (the “Company”) entered into, and consummated the transactions contemplated by, a Stock Purchase Agreement (the “Purchase Agreement”) by and among the Company, CareSpeak (collectively, the “Sellers”), each of Srdjan Loncar, United Healthcare Services, Inc., Christopher DiCostanzo and Kresimir Nesek as “Seller Indemnitors” and Srdjan Loncar in his capacity as seller’s representative, which agreement provided for the purchase of all equity of CareSpeak by the Company.

The consideration for the acquisition costs of $5.5 million in cash, as adjusted for estimated working capital, estimated indebtedness, escrow amounts and Sellers’ estimated transaction expenses, as well as shares of the Company’s common stock equal to $500,000 divided by the VWAP for the thirty (30) trading day period ending the day prior to Closing and earnout payments of up to $3 million, if any become payable, as a result of achieving certain revenue targets for 2019 and 2020. In addition, the Company incurred its own expenses for the transaction at approximately $500,000.

The unaudited pro forma combined financial statements have been prepared to give effect to the acquisition by the Company of CareSpeak using the historical consolidated financial statements of the Company and the historical combined financial statements CareSpeak. Please note that the unaudited pro forma combined financial statements should be read in conjunction with the audited and unaudited historical financial statements of the Company and CareSpeak, respectively. This information can be found in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and Quarterly Report on Form 10-Q for the nine months ended September 30, 2018, and in Exhibits 99.2 and 99.3 of this Current Report on Form 8-K.

The historical financial information of CareSpeak includes the financial information of CareSpeak Communications, Inc. and CareSpeak Communications, d.o.o. (“CareSpeak Croatia) as CareSpeak purchased the operations of CareSpeak Croatia in September 2016; accordingly, the combined historical information of both entities is necessary to provide a fair presentation of the historical operations that have been acquired by the Company.

The unaudited pro forma combined balance sheet as of September 30, 2018, combines the unaudited consolidated balance sheets of the Company and CareSpeak on September 30, 2018, and gives effect to the Acquisition as if it had occurred on September 30, 2018.

The unaudited pro forma combined statement of operations for the nine months ended September 30, 2018 combines the unaudited results of operations of the Company and CareSpeak to give the effect as if the Acquisition occurred the first day of the period presented (January 1, 2017). The unaudited pro forma combined statement of operations for the twelve months ended December 31, 2017, combines the audited consolidated statements of operations of the Company for the twelve months fiscal year ended December 31, 2017, with the unaudited combined statement of operations of CareSpeak for the twelve months ended December 31, 2017, to give the effect as if the Acquisition occurred the first day of the period presented (January 1, 2016).

Note 2 - Unaudited Pro Forma Adjustments

The following are explanations that correspond by letter to the pro forma adjustments in the accompanying unaudited pro forma combined financial statements:

(a)	Cash impact upon paying the Closing Amount to the Sellers:

	1)	Payment for CareSpeak working capital	$(335,561)
	2)	Payment of cash purchase consideration	(5,500,000)
	Net impact on cash		$(5,835,561)

(b)	Represents the fair value adjustment of property and equipment purchased from CareSpeak.

(c)	The following table summarizes the fair values of the CareSpeak assets acquired and liabilities assumed and the allocation of the excess purchase price to certain identifiable intangible assets. The two periods presented represent the pro forma balance sheet date of this report on September 30, 2018 and the actual Closing Date of October 17, 2018.

Assets acquired	September 30, 2018	October 17, 2018
Cash	$295,596
Accounts Receivable	134,446	112,617
Other current assets	83,654	57,823
Property and Equipment	8,487	8,487
Customer Relationship	492,000	492,000
Tradename	982,000	982,000
Technology/Software (Patent)	2,227,000	2,227,000
Non-Compete Agreement	977,000	977,000
Goodwill	3,678,513	3,678,513
Total assets acquired	$8,878,696	$8,535,440

Liabilities assumed
Accounts payable and other accrued liabilities	760	57,459
Deferred revenue	177,375	21,570
Total liabilities assumed	178,135	79,029
Net assets acquired	$8,700,561	$8,456,411

Purchase consideration:
Cash paid at closing	4,850,000	4,850,000
Earn out consideration	2,365,000	2,365,000
Common Stock	500,000	500,000
Escrow Amount	600,000	600,000
Est Working Capital	335,561	91,411
Seller Reserve Amount	50,000	50,000
	$8,700,561	$8,456,411

The Company has allocated the purchase price to the tangible and identified intangible assets acquired and liabilities assumed based on their fair values in accordance with generally accepted accounting principles in accordance with ASC 805. ASC 805 considers the existence of intangible assets in the following areas: marketing, customer relationships, proprietary software, artistic creations, contracts, and technology. The Company has identified and valued a patented technology, customer relationships, tradename and non-compete agreements as CareSpeak’s principal intangible assets in accordance with ASC 805 requirements.

As of the unaudited pro forma combined balance sheet date, below are the fair values of the identified intangible assets and their respective amortization periods for their useful life:

	Fair Value	Estimated Useful life
Technology (Patent)	$2,227,000	15 years
Non-Compete Agreement	977,000	4 years
Tradename	982,000	infinite
Customer Relationship	492,000	8 years
	$4,678,000

Amortization of technology, non-compete agreements and customer relationships are amortized on a straight-line basis. For the unaudited pro forma combined periods presented, monthly amortization would have been $37,851, based upon their respective useful lives. Total amortization for the nine months ended September 30, 2018 and the year ended December 31, 2017, was $340,659 and $454,212, respectively.

The estimated total amortization expenses for the five years after the closing are as follows:

Years Ending December 31:
2018	94,628
2019	454,212
2020	454,212
2021	454,212
2022	441,400
Thereafter	1,797,337

There is no pro forma adjustment for depreciation expense since the historical depreciation is comparable.

(d)	Impact on accounts payable:

1) Total estimated acquisition related costs	$504,000
2) Costs reflected in OptimizeRx historical financial statements as of September 30, 2018	(45,000)
Pro Forma acquisition costs reflected through the recordation of accounts payable at September 30, 2018	$459,000

(e)	Represents the present value of the future potential contingent earn-out the Sellers may earn based upon CareSpeak achieving certain revenue targets.

(f)	Represents 30,638 shares of Common Stock issued as purchase consideration.

(g)	Impact on Additional paid-in capital:

1) Reflects the issuance of 30,638 shares of common stock as consideration in the purchase price. Shares were valued at $16.32 per share or $500,000. Shares are assumed to be fully outstanding in the periods presented	$499,969
2) Reflects removal of $360,099 additional paid-in-capital of CareSpeak in the acquisition	(360,099)
$139,870

(h)	Impact on retained earnings:

1) Total estimated acquisition related costs	$504,000
2) Costs reflected in OptimizeRx historical financial statements as of September 30, 2018	(45,000)
3) Total acquisition costs not recorded in historical financial statements as of September 30, 2018	$459,000
Acquisition costs which are expensed and thus reflected as a reduction to retained earnings
4.) Reflects removal of $21,196 in retained earnings of CareSpeak in the acquisition	(21,198)
Pro Forma reduction to retained earnings	$437,802

(i)	Pro forma add back of one-time transaction costs expensed in the historical period ended September 30, 2018 of $45,480.